EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
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

                                                     Column A             Column B        Column C
                                                     Weighted                              Income
                                                     Average                             (Loss) Per
                                                    Number of                Net           Common
                                                      Shares                Income          Share
                                                   Outstanding*             (Loss)          (B/A)
Six months ended:
  November 30, 1996                                  4,013,765            (187,678)         (.05)
  November 30, 1995                                  3,898,132            (116,333)         (.03)

Three months ended:
  November 30, 1996                                  4,013,765            (149,599)          (.04)
  November 30, 1995                                  4,013,040              (3,454)           .00


                                              Six Months Ended         Three Months Ended
                                                 November 30,             November 30,
                                              1996        1995         1996          1995
                                              ----------------         ------------------
*Computation of weighted
     average number of
     common shares
     outstanding and
     common equivalent
     shares:

Common shares out-
     standing at the
     beginning of the
     period                                 4,013,765   3,174,433    4,013,765     4,012,099

Weighted average of
     common shares
     issued during
     the period                                    --     723,699           --           941

Weighted average of
     the common
     equivalent shares
     attributable to
     stock options granted,
     computed under the
     treasury stock
     method#                                       --          --           --            --
                                            ---------   ---------    ---------     ---------

Weighted average number
     of common and common
     equivalent shares                      4,013,765   3,898,132    4,013,765     4,013,040
                                            =========   =========    =========     =========



#The stock options have not been included because they are anti dilutive.

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